Davis Transfer Company, Inc.

Consolidated Financial Statements
December 31, 2017 and 2016

Davis Transfer Company, Inc.

Table of Contents
December 31, 2017 and 2016

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
USA Truck, Inc.

We have audited the accompanying consolidated financial statements of Davis Transfer Company, Inc. (a Georgia corporation) and its consolidated variable interest entities, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Davis Transfer Company, Inc. and its consolidated variable interest entities as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
December 21, 2018

Davis Transfer Company, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,
Assets	2017	2016
Current assets:
Cash	$1,692,329	$690,876
Accounts receivable, net of allowance for doubtful accounts of $95,964 and $91,066, respectively	4,770,155	4,400,344
Inventories, net	72,622	188,388
Prepaid expenses and other current assets	908,466	954,873
Total current assets	7,443,572	6,234,481

Property and equipment:
Buildings and leasehold improvements	239,770	239,770
Revenue equipment	49,657,692	54,396,253
Service, office and other equipment	4,358,804	4,271,382
Property and equipment, at cost	54,256,266	58,907,405
Accumulated depreciation	(27,343,007)	(33,283,161)
Property and equipment, net	26,913,259	25,624,244
Total assets	$34,356,831	$31,858,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	312,735	585,811
Accrued expenses	1,134,467	964,483
Debt - current	8,468,043	9,162,965
Total current liabilities	9,915,245	10,713,259
Debt - long-term	10,585,368	9,343,150
Total liabilities	20,500,613	20,056,409

Stockholders’ equity:
Common stock	20,000	20,000
Additional paid-in capital	1,000,100	1,000,100
Retained earnings	12,836,118	10,782,216
Total stockholders’ equity	13,856,218	11,802,316
Total liabilities and stockholders’ equity	$34,356,831	$31,858,725

The accompanying notes are an integral part of these consolidated financial statements.

Davis Transfer Company, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended	For the Years Ended
	December 31,	December 31,
	2017	2016
Operating revenue	$45,611,825	$42,243,127

Operating expenses:
Salaries, wages and employee benefits	14,471,962	15,358,036
Fuel and fuel taxes	7,154,833	7,280,763
Depreciation and amortization	4,030,118	4,501,723
Insurance and claims	2,065,469	2,003,937
Operations and maintenance	4,645,804	5,443,590
Purchased transportation	6,607,928	2,768,613
Loss (gain) on disposal of assets, net	1,006,289	(157,461)
Other	2,272,694	2,597,568
Total operating expenses	42,255,097	39,796,769
Operating income	3,356,728	2,446,358

Other expenses:
Interest expense, net	523,971	402,941
Other, net	69,359	57,629
Total other expenses, net	593,330	460,570
Net income	$2,763,398	$1,985,788

The accompanying notes are an integral part of these consolidated financial statements.

Davis Transfer Company, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

		Additional		Total
	Common	Paid-in	Retained	Stockholders'
	Stock	Capital	Earnings	Equity
Balance at December 31, 2015	$20,000	$1,000,100	$12,231,541	$13,251,641
Net Income	—	—	1,985,788	1,985,788
Distributions	—	—	(3,435,113)	(3,435,113)
Balance at December 31, 2016	20,000	1,000,100	10,782,216	11,802,316
Net Income	—	—	2,763,398	2,763,398
Distributions	—	—	(709,496)	(709,496)
Balance at December 31, 2017	$20,000	$1,000,100	$12,836,118	$13,856,218

*$10 par value; 15,000 shares authorized; 2,000 shares issued and outstanding
The accompanying notes are an integral part of these consolidated financial statements.

Davis Transfer Company, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
Operating activities	2017	2016
Net income	$2,763,398	$1,985,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,030,118	4,501,723
Loss (gain) on disposal of assets, net	1,006,289	(157,461)
Provision for doubtful accounts	5,000	32,500
Changes in operating assets and liabilities:
Accounts receivable	(374,811)	(635,594)
Inventories, prepaid expenses and other current assets	162,173	(48,046)
Trade accounts payable and accrued expenses	(103,092)	411,334
Net cash provided by operating activities	7,489,075	6,090,244

Investing activities
Purchases of property and equipment	(8,738,155)	(7,706,884)
Proceeds from sale of property and equipment	2,412,733	1,459,432
Net cash used in investing activities	(6,325,422)	(6,247,452)

Financing activities
Borrowings under long-term debt	34,716,866	29,426,771
Principal payments on long-term debt	(34,169,570)	(26,881,448)
Distributions	(709,496)	(3,435,113)
Net cash used in financing activities	(162,200)	(889,790)

Increase (decrease) in cash and cash equivalents	1,001,453	(1,046,998)
Cash and cash equivalents:
Beginning of year	690,876	1,737,874
End of year	$1,692,329	$690,876

The accompanying notes are an integral part of these consolidated financial statements.

Davis Transfer Company, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Davis Transfer Company, Inc. (DTCI) is a truckload carrier, headquartered in Carnesville, Georgia, with customers primarily in the southeastern United States.
Principles of Consolidation
The accompanying consolidated financial statements included in the accounts of DTCI, Georgia Carolina Salvage, LLC, Davis Transfer Logistics, LLC, B&G Leasing, LLC, and STB Leasing, LLC the wholly-owned subsidiary of B&G Leasing, LLC, (collectively, the Company). B&G Leasing, LLC and its subsidiary are limited liability companies whose sole activity is leasing tractors and trailers and an airplane to the Company. Georgia Carolina Salvage, LLC is a limited liability company whose sole activity is selling salvaged truck parts. Davis Transfer Logistics, LLC is a limited liability company whose sole activity is brokering loads to third-party carriers and to DTCI. Intercompany transactions and balances have been eliminated in the consolidated financial statements.
Generally accepted accounting principles require that the primary beneficiary of a variable interest entity ("VIE") present consolidated financial statements that include the accounts of the VIE. Management has determined the B&G Leasing, LLC and its wholly-owned subsidiary STB Leasing, LLC, Georgia Carolina Salvage, LLC, and Davis Transfer Logistics, LLC, (all of which are under common ownership with DTCI) are VIEs and DTCI is the primary beneficiary.
Consolidated Variable Interest Entities
DTCI consolidates three variable interest entities, each of which has activity only consisting of performing services for or providing equipment to DTCI. They are as follows:

•
B&G Leasing, LLC (B&G) is an entity under common control with DTCI. B&G Leasing has a wholly-owned subsidiary, STB Leasing, LLC, which has no activity. B&G’s sole purpose is to lease equipment to DTCI. B&G pays DTCI a management fee and has a note payable to DTCI, both of which eliminate in consolidation. B&G has no assets that are restricted from use by DTCI, and no liabilities that are nonrecourse to DTCI.

•
Davis Transfer Logistics, LLC (DTL) is an entity under common control with DTCI. DTL’s sole purpose is to broker loads to third-party carriers and to DTCI, and does not perform this service for any other company. DTL has a note payable to DTCI which eliminates in consolidation. DTL has no assets that are restricted from use by DTCI.

•
Georgia Carolina Salvage, LLC (GCS) is an entity under common control with DTCI. GCS’s sole purpose is to sell salvaged truck parts for DTCI, and does not perform this service for any other company. GSC has a note payable to DTCI which eliminates in consolidation. GCS has no assets that are restricted from use by DTCI.

DTCI accounts for these entities as variable interest entities in accordance with ASC 810-10, Consolidation of Variable Interest Entities. DTCI implicitly guarantees the debt of B&G as its lease terms with B&G coincide with the length of B&G’s notes payable with third-party banks. DTCI is the primary beneficiary of all three entities because DTCI has the power to direct the activities that most significantly affect their assets. ASC 810-10 therefore requires these entities to be consolidated into DTCI’s consolidated financial statements.
In addition to the assets and liabilities of B&G, DTL, and GCS that are included in the consolidated financial statements of DTCI, depreciation and interest expense are consolidated in DTCI’s consolidated financial statements. Rent expense related to tractor and trailer rentals from B&G that is paid by DTCI to B&G is eliminated in consolidation.

The table below contains a summary of balances related to VIEs for the years ending December 31, 2017 and 2016:

	2017	2016
Cash and cash equivalents	$1,625,755	$562,304
Receivables, net	50,134	(106,076)
Prepaid expenses and other current assets	15,073	11,644

Revenue equipment	48,835,236	53,602,926
Service, office and other equipment	3,208,976	3,208,977
Property and equipment, at cost	52,044,212	56,811,903
Accumulated depreciation	(25,775,313)	(31,862,749)
Property and equipment, net	26,268,899	24,949,154

Accounts payable	—	6,335
Debt - current	7,332,076	7,308,322
Debt - long-term	10,585,368	8,706,690
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

Inventories
Inventories, composed of tires, repair parts and supplies, and salvaged trucks and parts, are stated at the lower of cost (first-in, first-out), or net realizable value. The Company’s reserve for inventory obsolescence was $134,328 for each of the years ended December 31, 2017, and December 31, 2016.
Revenue and Cost Recognition
Revenue is recognized when loads are delivered. Costs are expensed as incurred.

Accounts Receivable
Management closely monitors outstanding accounts receivable and charges to expense any balances that are determined to be uncollectible. The Company also provides an allowance for uncollectible accounts receivable based on management’s judgement considering current qualitative factors and historical experience. The Company does not require collateral on its accounts receivable.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance that significantly extend the useful life of an asset are capitalized, while routine repairs and maintenance are expensed as incurred. Property and equipment is depreciated to the estimated useful salvage value using the straight-line method over the estimated useful lives of the assets as follows:

	Life - Years	Salvage Value
Revenue Equipment - Tractors	5	25%
Revenue Equipment - Trailers	5 - 12	35%
Furniture, fixtures and equipment	3 - 5	N/A
Leasehold improvements	3 - 15	N/A

Salvage value ranges from zero to 35% of the capitalized cost. We periodically review the reasonableness of our estimates regarding useful lives and salvage value for our revenue equipment based upon our experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice.

Valuation of Long-Lived Assets

We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We evaluate recoverability of assets to be held and used by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company performed the impairment analysis of the carrying value of its fleet, which is the lowest level of identifiable cash flows. Our analysis of undiscounted cash flows indicated no impairment existed for long-lived assets at December 31, 2017 and 2016.

Advertising
The Company charges advertising costs to expense as incurred. The Company incurred advertising expenses of $35,058 and $46,584 during the years ended December 31, 2017 and 2016, respectively.

Income Taxes
Effective October 1, 1999, DTCI’s stockholders elected for DTCI to be an S Corporation for federal income tax purposes, and for those states that recognize S Corporation status. The income or loss of an S Corporation is not taxed at the corporate level; it is reported on the income tax returns of its stockholders and is taxed at the stockholder level. No provision for federal income taxes, or for those states that recognize S Corporation status, has been recorded in the consolidated financial statements. Certain states do not recognize S Corporation elections and, if required, an income tax provision is made for those states.

B&G Leasing, LLC and Georgia Carolina Salvage, LLC are treated as partnerships for income tax purposes and do not incur income tax at the corporate level. Instead, their earnings and losses are included in the personal income tax returns of their members and are taxed in accordance with their personal tax situations.

Income for financial reporting purposes differs from income reported on the Company’s income tax returns because of temporary and permanent differences in recognizing certain items of revenue and expense. The most significant differences arise from the use of different methods of calculating depreciation.

Management considers the likelihood of changes by taxing authorities in its income tax returns and recognizes a liability or discloses potential significant changes that management believes are more likely than not to occur upon examination by tax authorities, including changes to DTCI’s status as an S Corporation. Management has not identified any uncertain tax positions that require recognition or disclosure in the accompanying consolidated financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system. The legislation did not have a material impact on the Company’s consolidated financial statements because, as an S Corporation, it is not subject to federal income tax and the tax effect of its activities are passed through to its stockholders.

New Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers (“ASU 2014-9”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-9 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-9 defines a five-step process to implement this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under previous GAAP. Transportation revenue under the new standard changed from recognition of revenue at completion of delivery to recognizing revenue proportionately as the transportation services are performed. This change did not materially impact our operations or IT infrastructure. The Company adopted ASU 2014-9 effective January 1, 2018 using the modified retrospective method.

In February 2016, the FASB issued ASU No. 2016-2, Leases, which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Lessor accounting under the new standard is substantially unchanged. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The new standard, which will become effective for the Company beginning with the first quarter of 2019, requires a modified retrospective transition approach unless the practical expedient described in ASU 2018-11 is elected, which allows entities to apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company expects the adoption of this standard to have an immaterial impact on our consolidated balance sheets, but not our statement of operations. The Company expects to elect the transition relief practical expedient described under ASU 2018-11 and not recast comparative periods in the transition to ASC 842.

Subsequent Events
On October 18, 2018, the equity holders (collectively, “Sellers”) of Davis Transfer Company Inc., a Georgia corporation (“DTC”), Davis Transfer Logistics Inc., a Georgia corporation (“DTL”), and B & G Leasing, L.L.C., a Georgia limited liability company (“B & G,” and collectively with DTC and DTL, “Davis”) entered into an Equity Purchase Agreement (the “Agreement”) with the management of USA Truck, Inc., a Delaware corporation. USA Truck is headquartered in Van Buren, Arkansas, with trucking facilities concentrated in the eastern half of the United
States. In addition to truckload and dedicated freight service offerings, the Company provides freight brokerage, logistics, and rail intermodal service offerings through its logistics segment.

Pursuant to the Agreement, all of Davis’ issued and outstanding equity interests were purchased in a cash-free, debt-free transaction (the “Transaction”). Cash totaling $52.25 million and USA Truck, Inc., stock worth $750,000 was paid to acquire Davis. The Agreement contains customary representations, warranties, covenants, and indemnification provisions, including an escrow to secure Sellers’ indemnification obligations to the Company.

Management evaluates events occurring subsequent to the date of the consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the consolidated financial statements. Subsequent events have been evaluated through December 21, 2018, which is the date the consolidated financial statements were available to be issued. No other subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statements.

NOTE 2. PROPERTY AND EQUIPMENT

	2017	2016
Revenue Equipment - Tractors	$29,900,628	$35,683,049
Revenue Equipment - Trailers	19,757,064	18,713,205
Service, office and other equipment	4,358,804	4,271,381
Buildings and leasehold improvements	239,770	239,770
	54,256,266	58,907,405
Accumulated depreciation	(27,343,007)	(33,283,161)
	$26,913,259	$25,624,244

Depreciation expense was $4,030,118 and $4,501,723 in 2017 and 2016, respectively. Substantially all of the tractors and trailers are owned by B&G Leasing, LLC.
NOTE 3. CONCENTRATIONS

Customers include large grocery and home improvement retail chains, as well as large wholesale distributors of consumer goods. Three customers in 2017 and two customers in 2016 individually provided over 10% of the Company’s revenues. In aggregate, these customers accounted for 57% and 40% of revenues in 2017 and 2016, respectively.
Three customers in 2017 and two customers in 2016 individually accounted for over 10% of the Company’s accounts receivable at year end. In aggregate, these customers accounted for 54% and 44% of accounts receivable at December 31, 2017 and 2016, respectively.
Credit risk with respect to accounts receivable, except for the customers mentioned above, is limited because of the large number of customers comprising the Company’s customer base and their dispersion across different geographic areas.
NOTE 4. LINE OF CREDIT

The Company had a $3,000,000 line of credit with a bank. The credit line bears interest at the overnight LIBOR plus 2.25%, payable monthly. Accounts receivable are pledged as collateral on the line of credit and the Company’s owners have given their personal guarantees. As part of the line of credit, the bank provides a $500,000 letter of credit subfeature. At both December 31, 2017 and 2016, the Company had no outstanding letters of credit. Available credit under the line is the lesser of $3,000,000 or 80% of eligible accounts receivable less $50,000. As of December 31, 2017 and 2016, the Company had $968,215 and $2,241,500, respectively, outstanding under the line of credit. The line of credit expired on July 29, 2018 and the debt was fully extinguished.

The line of credit agreement contains financial covenants and restrictions on purchases of capital assets, cash distributions, and loans to stockholders. The Company was in compliance as of December 31, 2017 and 2016.
NOTE 5. LONG-TERM DEBT

The Company financed tractors and trailers with notes payable to various banks and lending institutions that totaled $18,085,196 and $16,264,614 at December 31, 2017 and 2016, respectively. The notes are due in installments over periods ranging from 36 to 60 months. Many of the notes require balloon payments. Fixed interest rates on the notes outstanding at December 31, 2017 range from 2.49% to 3.78%, while variable interest rates were 2.5% plus LIBOR. Most of the tractors and trailers owned by B&G Leasing, LLC are pledged as collateral for these notes, and the owners of the Companies have given their personal guarantees. These notes payable are subject to certain financial and reporting covenants. The Company was in compliance as of December 31, 2017 and 2016.
The following is a summary of principal maturities of consolidated long-term debt for the years ending December 31, 2017:

2018	$8,468,043
2019	622,133
2020	3,231,573
2021	5,566,873
2022	1,164,789
$19,053,411

NOTE 6. RELATED PARTY TRANSACTIONS

DTCI charged B&G Leasing, LLC a management fee of $550,000 in 2017 and $320,833 in 2016. Also, DTCI leased tractors and trailers from B&G Leasing, LLC. These intercompany transactions were eliminated in consolidation.
The insurance agent for the Company’s medical plan is the spouse of one of the owners. The spouse receives commissions on insurance premiums paid by the Company.
Office and shop space in Carnesville, Georgia is rented under an operating lease from the Company’s owners on a month-to-month basis. Rent expense for this space was $180,000 in 2017 and $160,000 in 2016.

NOTE 7. EMPLOYEE BENEFIT PLAN

The Company offers a 401(k) plan to all employees meeting certain eligibility requirements. Employees may contribute up to 20% of their eligible compensation to the plan, subject to the limits of Section 401(k) of the Internal Revenue Code. The Company did not make any matching contributions for 2017 and 2016.
NOTE 8. COMMITMENTS AND CONTINGENCIES

In addition to the office and shop space described in Note 6, the Company leases terminal facilities, drop yards, and trailers under month-to-month operating leases. Total rent expense, including the related party leases described in Note 6, was $389,482 and $406,329 in 2017 and 2016, respectively.
The Company is subject to routine litigation, claims, or assessments in the normal course of business. Although the timing or outcome of any threatened or pending legal proceedings cannot be predicted with certainty, management believes the ultimate resolution of any such matters will not have a material adverse impact on the Company’s liquidity, financial position, or results of operations.
As of December 31, 2017, the future minimum payments including interest under operating leases for certain facilities, office equipment and revenue equipment with initial terms of one year or more were as follows for the years indicated.

2018	$86,155
2019	83,460
2020	83,460
2021	55,640
2022	—
$308,715

NOTE 9. INSURANCE - AUTO & WORKERS COMPENSATION

The Company self-insures for physical damage for its truck fleet. The Company carries liability insurance with a $50,000 deductible per occurrence and a stop loss provision at $250,000 per occurrence. Management believes that they have made adequate provision in the consolidated financial statements for any losses that might have been sustained by the Company as of December 31, 2017 and 2016. The self-insurance accrual for physical damage was $494,533 and $466,911 at December 31, 2017 and 2016, respectively, and is recorded in accrued liabilities.
The primary risks for which the Company is insured are cargo loss and damage, general liability, personal injury, property damage, workers’ compensation and employee medical expenses. The Company is self-insured for a portion of claims exposure in each of these areas, excluding workers’ compensation for which it is fully insured with a $0 deductible. The Company’s self-insurance retention levels are $5,000 for cargo loss and damage claims per occurrence and $50,000 for bodily injury and property damage claims per occurrence. For medical benefits, the Company is fully insured. The Company maintains insurance above the amounts for which it self-insures, subject to certain limits, with licensed insurance carriers. The Company has excess general, auto and employer’s liability coverage in amounts substantially exceeding minimum legal requirements. The Company is completely self-insured for physical damage to its own tractors and trailers, except that the Company carries catastrophic physical damage coverage to protect against natural disasters.